EXHIBIT 4.1
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THE SECURITY  EVIDENCED  HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT
OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISTRIBUTED FOR VALUE UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR LAWS COVERING SUCH SECURITY OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THIS SECURITY
(CONCURRED  IN BY COUNSEL FOR THE  COMPANY)  STATING  THAT SUCH SALE,  TRANSFER,
ASSIGNMENT,   PLEDGE  OR  DISTRIBUTION  IS  EXEMPT  FROM  THE  REGISTRATION  AND
PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND ALL APPLICABLE STATE SECURITIES LAWS.

                                     WARRANT
                                       FOR
                             SHARES OF COMMON STOCK
                                       OF
                                 PROUROCARE INC.

     FOR VALUE RECEIVED, Cordova Ventures, or its successors or assigns ("Holder"), is entitled to subscribe for and purchase from ProUroCare Inc., a Minnesota corporation (the "Company"), up to Ten Thousand (10,000) fully paid and nonassessable shares of the Company's common stock, $.01 par value per share (the "Common Stock"), or such greater or lesser number of such shares as may be determined by application of the anti-dilution provisions of this warrant, at the price of Three and 40/100 Dollars ($3.40) per share, subject to adjustments as noted below (the "Warrant Exercise Price"). It is understood and agreed that the Warrant Exercise Price represents the per share fair market value of the Common Stock on the date of this warrant.

     This warrant is subject to the following provisions, terms and conditions:

     1.   Vesting; Term of Warrant.

         (a) This warrant shall be exercisable only to the extent that all, or any part thereof, has vested in the Holder. The warrant shall vest on a pro rata basis in equal monthly installments over a twenty-four (24) month period, beginning on the date of the first month anniversary of the date of this warrant and continuing on each monthly anniversary date (hereinafter referred to singularly as a "Vesting Date" and collectively as "Vesting Dates") until the warrant is fully vested.

         (b) In the event that T. Forcht Dagi, a director of the Company as of the date of this warrant (the "Director"), ceases to be a director of the Company, for any reason or no reason, with or without cause, prior to any Vesting Date, that portion of this warrant scheduled to vest on such Vesting Date, and all portions of the warrant scheduled to vest in the future, shall not vest and all of Holder's rights to and under such non-vested parts of this warrant shall terminate.

         (c) To the extent vested, and except as otherwise provided in this warrant, this warrant shall be exercisable for ten (10) years from the date of this warrant; provided, however, that in the event Director ceases to be a director of the Company, for any reason or no reason, with or without cause, Holder shall have one (1) year from the date of such termination of Director's position as an director to exercise any part of this warrant vested pursuant to this Section 1. Upon the expiration of such one (1) year period, or, if earlier, upon the ten year anniversary of the date of this warrant, this warrant shall terminate and become null and void.

         (d) Notwithstanding any provision in this warrant to the contrary, this warrant shall immediately become exercisable in its entirety if subsequent to the date that of this warrant, any of the following events occur unless otherwise determined by the board of directors and a majority of the "Continuing Directors" (as defined below):

            (i) any person or group of persons becomes the beneficial owner of 50% or more of the aggregate number of all equity securities of the Company entitled to vote for the election of directors;

            (ii) a majority of the members of the board of directors of the Company is replaced within the period of less than two years by directors who are not Continuing Directors; or

            (iii) the stockholders of the Company approve an agreement to merge or consolidate with or into another corporation (unless, after such merger or consolidation, the former stockholders of the Company own 50% or more of the successor entity's voting equity securities) or an agreement to sell or otherwise dispose of all or substantially all of the Company's assets (including a plan of liquidation).

     For purposes of this 1(d), beneficial ownership by a person or group of persons shall be determined in accordance with Regulation 13D (or any similar successor regulation) promulgated by the Securities and Exchange Commission pursuant to the 1934 Act. Beneficial ownership of more than 50% of an equity security may be established by any reasonable method, but shall be presumed conclusively as to any person who files a Schedule 13D report with the Securities and Exchange Commission reporting such ownership. If the restrictions and forfeitability periods are eliminated by reason of provision (1), the limitations of this Plan shall not become applicable again should the person cease to own 50% or more of any equity security of the Company. For purposes of this 1(d), "Continuing Directors" are directors (a) who were in office prior to the time any of provisions (i), (ii) or (iii) occurred or any person publicly announced an intention to acquire 25% or more of any equity security of the Company, (b) directors in office for a period of more than two years, and (c) directors nominated and approved by a majority of the Continuing Directors.

     2. The rights represented by this warrant may be exercised by the Holder, in whole or in part, by written notice of exercise delivered to the Company at least three days prior to the intended date of exercise and by the surrender of this warrant (properly endorsed if required) at the principal office of the Company and upon payment to it by cash, certified check or bank draft of the purchase price for such shares. The shares so purchased shall be deemed to be issued as of the close of business on the date on which this warrant has been exercised by payment to the Company of the Warrant Exercise Price. Certificates for the shares of stock so purchased, bearing the restrictive legend set forth in Section 6 of this warrant, shall be delivered to the Holder within 15 days after the rights represented by this warrant shall have been so exercised, and, unless this warrant has expired, a new warrant representing the number of shares, if any, with respect to which this warrant has not been exercised shall also be delivered to the Holder within such time. No fractional shares shall be issued upon the exercise of this warrant.

     3. The Company covenants and agrees that all shares that may be issued upon the exercise of the rights represented by this warrant shall, upon issuance, be duly authorized and issued, fully paid and nonassessable shares. The Company further covenants and agrees that during the period within which the rights represented by this warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this warrant.


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


     4. The Warrant Exercise Price shall be subject to adjustment from time to time as hereinafter provided in this Section 4.

         (a) If the Company at any time divides the outstanding shares of its Common Stock into a greater number of shares (whether pursuant to a stock split, stock dividend or otherwise), and conversely, if the outstanding shares of its Common Stock are combined into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such division or combination shall be proportionately adjusted to reflect the reduction or increase in the value of each such Common Stock.

         (b) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of the Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for such Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the Holder shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this warrant and in lieu of the shares of the Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, other securities or assets as would have been issued or delivered to the Holder if it had exercised this warrant and had received such shares of Common Stock prior to such reorganization, reclassification, consolidation, merger or sale.

         (c) Upon each adjustment of the Warrant Exercise Price, the Holder shall thereafter be entitled to purchase, at the Warrant Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Warrant Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Exercise Price resulting from such adjustment.

         (d) Upon any adjustment of the Warrant Exercise Price, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered Holder of this warrant at the address of such Holder as shown on the books of the Company, which notice shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     5. This warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

     6. Application of Restrictions of Transfer.

         (a) No transfer of this warrant may be completed unless and until (i) the Company has received an opinion of counsel for the Company that such securities may be sold pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) a registration statement relating to this warrant has been filed by the Company and declared effective by the Commission. Subject to the foregoing, this warrant and all rights hereunder are transferable, in whole or in part, at the principal office of the Company by the Holder in person or by duly authorized attorney, upon surrender of this warrant properly endorsed to any person or entity who represents in writing that he/she/it is acquiring the warrant for investment and without any view to the sale or other distribution thereof. Each Holder of this warrant, by taking or holding the same, consents and agrees that the bearer


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

of this warrant, when endorsed, may be treated by the Company and all other persons dealing with this warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this warrant or perform the obligations required hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered owner hereof as the owner for all purposes.

         (b) In no event shall the Holder(s) sell any shares of Common Stock that are issued upon the exercise of the rights represented by this warrant within 180 days following the effective date of an initial public offering of the Common Stock of the Company.

         (c) Each certificate for shares issued upon the exercise of the rights represented by this warrant shall bear a legend as follows unless, in the opinion of counsel to the Company, such legend is not required in order to ensure compliance with the Securities Act:

             "THESE SHARES HAVE BEEN PURCHASED FOR INVESTMENT WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND APPLICABLE STATE SECURITIES LAWS, AND THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT THE
             PROPOSED TRANSACTION WITH BE EXEMPT FROM REGISTRATION. IN ADDITION, IN NO EVENT MAY THE SECURITIES REPRESENTED BY THIS CERTIFICATE BE PUBLICLY SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISTRIBUTED FOR VALUE WITHIN 180 DAYS FOLLOWING THE EFFECTIVE DATE OF THE INITIAL PUBLIC OFFERING OF COMMON STOCK BY THE COMPANY."

     6. Neither this warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     IN WITNESS WHEREOF, the Company has caused this warrant to be signed and delivered by its duly authorized officer.


Dated:  April 19, 2002.

PROUROCARE INC.:

By:      /s/Maurice R. Taylor II
     ---------------------------
Name:    Maurice R. Taylor II
     ---------------------------
Title:   Chairman and CEO
     ---------------------------



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